MASTER REMARKETING AGREEMENT


          This Agreement (this "Agreement") is made as of this 26th day of January, 2000, by and among Coyote Network Systems, Inc., a Delaware corporation with its principal address located at 4360 Park Terrace Drive, Westlake Village, California 91361 ("CNSI"), Coyote Technologies, LLC, a California limited liability company with its principal office located at 4360 Park Terrace Drive, Westlake Village, California 91361 ("CTL"), and Coyote Leasing, LLC, a Delaware limited liability company with its principal office located at 777 Summer Street, Stamford, Connecticut 06901 ("Owner").

          WHEREAS, each of CNSI and CTL has agreed that Owner shall be its preferred source for providing certain leasing and credit programs to CNSI's and CTL's customers and create and develop new financing facilities and programs to be offered to CNSI's and CTL's customers pursuant to that certain Financial Services Agreement, dated as of the date hereof (the "Financial Services Agreement"), among CNSI, CTL, Owner and First Venture Leasing, LLC. Capitalized terms used but not defined herein shall have the meanings specified in the Financial Services Agreement;

          WHEREAS, Owner may purchase from time to time certain equipment (the "Equipment") from CNSI or CTL which will initially be leased by Owner to third parties pursuant to a User Lease (as defined below) and which Owner, CNSI and CTL desire to have remarketed upon the termination of any such User Lease pursuant to the terms hereof;

          WHEREAS, Owner desires to engage CNSI and CTL and each of CNSI and CTL desires to accept such engagement to participate with Owner in remarketing the Equipment on behalf of Owner under the terms and conditions set forth below;

          NOW, THEREFORE, Owner, CNSI and CTL agree as follows:

          1. Appointment. Owner hereby appoints each of CNSI and CTL as its agent to remarket the Equipment on behalf of Owner, and each of CNSI and CTL accepts the appointment and agrees to use its commercially reasonable efforts to perform certain remarketing services as more fully described in this Agreement. Remarketing shall include the sale (including, without limitation, any installment or conditional sale, whether in the form of a lease or otherwise or any trade-in of Equipment), re-lease or renewal of any existing lease of the Equipment (such re-leases and existing leases are to be collectively referred to herein as the "User Leases") to either the person leasing the Equipment immediately prior to the remarketing or to a new user (collectively, the "Users"). Owner further appoints each of CNSI and CTL, upon prior written request by Owner to CNSI or CTL, as applicable, to use its commercially reasonable efforts to assist Owner to effect a transfer of Owner's right, title and interest in and to any Equipment which Owner has agreed to sell to a User, subject to the rights of the CNSI or CTL, as applicable, hereunder (including the right to be reimbursed for its Actual Costs (as defined below) incurred in providing such assistance), any prior User or any Senior Lienholder (as defined below) and each of CNSI and CTL hereby accepts such appointment.

          2. Schedules; Availability of Equipment for Remarketing. Owner will from time to time, deliver to each of CNSI and CTL Remarketing Schedules (each, a "Remarketing Schedule") under this Agreement. Each Remarketing Schedule shall be substantially in the form of Exhibit A hereto, shall be consecutively numbered and shall set forth the description and location of the Equipment, the date such Equipment will be available for sale, re-lease or lease renewal (the "Availability Date"), and such other terms as required. Each Remarketing Schedule shall identify only Equipment which has been leased pursuant to one particular User Lease.

          3. Remarketing Procedures, Services and Reimbursed Expenses. The procedure for remarketing the Equipment shall be as follows:

          (a) In the event that any User Lease is terminated prior to the expiration of its originally scheduled initial term (whether as a result of any default or event of default by any User thereunder or by such User exercising any early termination right thereunder, in either event, an "Early Termination"), upon receipt of a Remarketing Schedule which identifies Equipment which was subject to such User Lease, each of CNSI and CTL will promote and market such Equipment as equivalent to Similar Equipment (as defined below) and shall exert its best efforts to solicit firm offers ("Offers") from Users (which shall include, without limitation, each of CNSI's and CTL's current customers both in the U.S. and internationally) for the sale, re-lease or lease renewal of such Equipment. Each of CNSI and CTL shall assert its best efforts to solicit Offers for such Equipment. In addition to each of CNSI's and CTL's obligations in the preceding sentence to promote, market and solicit Offers for Equipment in priority to any Similar Equipment, in the event that any User Lease is terminated prior to the expiration of its originally scheduled initial term (whether as a result of any default or event of default by any User thereunder or by such User exercising any early termination right thereunder, in either event, an "Early Termination"), each of CNSI and CTL shall promote and market any Equipment which was subject to such User Lease as equivalent to Similar Equipment which is new. Each Offer shall identify the potential User and shall set out the basic terms and conditions of such Offer, including, without limitation, the proposed sale price for the sale of the Equipment or the proposed rent payment amounts and term for any re-lease or lease renewal of the Equipment. Each of CNSI and CTL will promptly inform Owner of any such Offers it receives.

          (b) Upon receipt of a Remarketing Schedule which identifies Equipment which was leased pursuant to a User Lease which was not subject to an Early Termination, each of CNSI and CTL will exert commercially reasonable efforts to promote and market such Equipment and solicit Offers for the sale, re-lease or lease renewal of such Equipment. Each of CNSI and CTL will promptly inform Owner of any such Offers it receives. In the event that Owner has not received written notice from either CNSI or CTL that either CNSI or CTL has received an Offer for such Equipment by the later of (i) 90 days after Owner has delivered to each of CNSI and CTL a Remarketing Schedule for such Equipment or (ii) 30 days prior to the Availability Date for such Equipment, Owner shall then have the right to promote and market such Equipment and solicit Offers directly from any Users (which shall include, without limitation, each of CNSI's and CTL's current customers both in the U.S. and internationally), for the sale, re-lease or lease renewal of such Equipment. The terms of any such marketing activity by Owner will be subject to the prior review and approval (not to be unreasonably withheld) of CNSI or CTL, as applicable. Under no circumstances, other than as provided in this Section 3(b), shall Owner promote or market any Equipment or solicit Offers directly from Users for the sale, re-lease or lease renewal of such Equipment.

          (c) In the event that an existing User of Equipment does not renew an existing User Lease or purchase the Equipment upon the termination of such User Lease, Owner shall direct such User to ship such Equipment to CTL at such facility as directed by CTL by written notice to Owner from time to time ("CTL's Facility"), at such User's expense, in accordance with the terms of the applicable User Lease. In the event that any User does not comply with Owner's direction to ship any Equipment to CTL's Facility, Owner shall undertake to deinstall, insure and transport such Equipment to CTL's Facility at Owner's Actual Cost. Upon delivery of such equipment to CTL's Facility, CTL shall store, insure and maintain the Equipment, as required to preserve the value of such Equipment at CTL's Actual Cost (as defined below). Upon receipt by CTL of a purchase order from Owner to refurbish the Equipment, CTL shall promptly refurbish the Equipment (which may include the application of "Skins" decals, painting, and electronic and software upgrades) and perform any Equipment modifications (which may include standard board and software changes), so as to bring the Equipment to the highest release level as Owner and CTL shall agree will result in the realization of the maximum profit margin for the sale or re-lease of such Equipment (after accounting for the Actual Costs of any such refurbishment or modifications). Any of CTL's Actual Costs incurred in performing such refurbishment or modifications may be reimbursed as an Approved Expense in accordance with Section 6(a) hereof; provided, however, that in the event that the amount of Equipment Proceeds (as defined below) available from the sale, re-lease or lease renewal of Equipment is not sufficient to reimburse CTL for CTL's Actual Costs incurred in performing such refurbishment or modifications, Owner shall promptly reimburse CTL for any such shortfall upon Owner's reasonable determination of such insufficiency of Equipment Proceeds. "Actual Costs" for the purpose of this Agreement shall mean CNSI's, CTL's or Owner's, as applicable, actual cost (without mark-up), incurred in performing any remarketing services pursuant to this Agreement, determined as follows: (i) if such services are performed by a third party, then the actual cost shall be the actual charges of such third party paid by CNSI, CTL or Owner, as applicable (without markups or overhead by CNSI, CTL or Owner, as applicable), and (ii) if CNSI, CTL or Owner, as applicable, elects to perform such obligation itself, then the actual cost shall be such party's direct cost for labor and materials.

          (d) Owner, CNSI and CTL shall consider the terms and conditions of any Offer received by Owner, CNSI or CTL (including, without limitation, any purchase price, lease payments, lease term and credit worthiness of the proposed
User), and Owner, CNSI and CTL shall mutually agree to the terms of (i) any Offer (or subsequent counter-offer from User) before accepting such Offer or
(ii) the terms of any counter-offer before making such counter-offer to any proposed User. In the event that Owner, CNSI or CTL are unable to agree to the terms of an Offer (or subsequent counter-offer from a User) or with respect to the terms and conditions of any counter-offer to a User, within ten (10) days of receipt by Owner, CNSI or CTL of an Offer (or subsequent counter-offer from User), Owner shall upon notice to CNSI and CTL have the right to sell, re-lease or enter into a lease renewal for the applicable Equipment, without the agreement of CNSI or CTL; provided, however, that neither CNSL nor CTL shall be responsible for the terms of any related Equipment servicing agreement, warranty or intellectual property rights provided to a User under such circumstances, other than as may be provided pursuant to Section 4 hereof.

          (e) Upon agreement by Owner and a User for the sale, re-lease or lease renewal of any Equipment, pursuant to the terms hereof, Owner will promptly prepare and arrange for the execution of commercially standard documentation for the sale, re-lease or lease renewal of such Equipment and CTL shall arrange for the packing, shipping and installation of such Equipment, which shall be accompanied by new manuals and any appropriate warranty cards and/or registration information, and all Actual Costs associated with the above may be reimbursed as an Approved Expense in accordance with Section 6 hereof.

          4. Equipment Servicing; Warranties; Intellectual Property Rights; and Repurchase or Guarantee Agreements.

          (a) CTL shall offer to any User of Equipment which is subject to any sale, re-lease or lease renewal hereunder, the option to enter into a service agreement for such Equipment, upon similar terms and conditions as CTL generally offers to users of Similar Equipment.

          (b) Each of CNSI and CTL hereby consents to Owner's assignment to any User of any unexpired portion of any warranty on Equipment which is to be used by such User pursuant to a sale or re-lease of such Equipment hereunder. Each of CNSI and CTL shall provide such additional warranties, as required, so that all Equipment which is sold or re-leased, shall be subject to CNSI's and CTL's basic warranties for such Equipment for a minimum period of 90 days after the effective date of such sale or re-lease. In addition to any of the foregoing, each of CNSI and CTL shall provide such additional warranty coverage to Equipment which is subject to any Early Termination, which shall be equivalent to any warranty which each of CNSI and CTL provides for Similar Equipment which is new. The cost to each of CNSI and CTL of the additional warranties set forth in the preceding two sentences shall be agreed to by Owner and CNSI or CTL, as applicable, and shall be reimbursed to CNSI or CTL, as applicable, as an Approved Expense pursuant to Section 6(a) hereof.

          (c) Each of CNSI and CTL shall grant to any User of Equipment which is subject to any sale, re-lease or lease renewal hereunder all intellectual property rights and other rights that are necessary or reasonably appropriate for the use and operation of any such Equipment and subject to the CNSI's or CTL's, as applicable, standard terms and conditions for sale of Equipment. Such grant shall be free of any additional charge or fee to Owner or any User.

          (d) Each of CNSI and CTL shall assign to Owner any rights it has or may hereafter acquire in any agreement, including, without limitation, any OEM, distribution or re-seller agreement, relating to (i) any guaranty by any Person of payment for the lease or purchase of Equipment, or (ii) any obligation by any

Person to purchase Equipment upon the termination of a User Lease.

          5. Administration; Billing and Collecting; Distribution of Equipment Proceeds. Owner shall: (a) timely invoice (i) Users under a re-lease or lease renewal of the Equipment for any rental payments and other sums due to be paid by them to Owner ("Equipment Lease Proceeds") and (ii) Users under a sale of the Equipment for all sale proceeds and other sums due to be paid to Owner ("Equipment Sale Proceeds," collectively with Equipment Lease Proceeds, "Equipment Proceeds"); (b) use its best efforts (subject to the rights of any party holding a lien or security interest in the Equipment and/or Equipment Proceeds superior to that of Owner (the "Senior Lienholder")) to collect the Equipment Proceeds; (c) distribute the Equipment Proceeds in accordance with
Section 6 hereof; (d) file and pay, or cause any User to file and pay, all sales and/or use tax returns arising from a sale, re-lease or lease renewal of Equipment; and (e) to use reasonable efforts to enforce all remedies (including lawful repossession) in the event of any default or event of default by User under any re-lease or lease renewal or sale agreement relating to the Equipment, subject however, to the rights of a Senior Lienholder, if any.

          6. Payment of Equipment Proceeds. All Equipment Proceeds, upon receipt of such Equipment Proceeds by Owner, shall be applied as follows (to the extent Equipment Proceeds are available therefor):

          (a) first, to the payment of or to reimburse CNSI or CTL, as applicable, for all "Approved Expenses" incurred in connection with the administration and remarketing of Equipment hereunder. "Approved Expenses" shall mean, for the purposes of this Agreement, any and all appropriate or necessary Actual Costs incurred and paid in connection with the performance by each of CNSI, CTL and Owner of its obligations hereunder, including, but not limited to, Actual Costs of installation and deinstallation, maintenance and service, refurbishing, modification, storage, salesmen's commissions paid to CNSI's or CTL's sales force (in accordance with CNSI's or CTL's standard sales compensation plan or as otherwise agreed to by Owner and CNSI or CTL, as applicable) for any sale or re-lease of Equipment to a new User, broker's fees paid to any third-party brokers (in such amount as mutually agreed to by Owner and CNSI or CTL, as applicable) for any sale or re-lease of the Equipment to a new User, legal fees paid to outside counsel, Equipment transportation, drayage and freight from and to points of installation and for any warranty or insurance, all of which shall be appropriately documented. Other than as specifically provided in the previous sentence, Approved Expenses for the remarketing of any item of Equipment shall not include any general overhead costs or expenses of CNSI, CTL, Owner, or either of their employees, or any travel expenses, or salesmen's commissions and brokerage fees not specifically included as Approved Expenses in the previous sentence, or any advertising, direct mail or similar costs incurred by CNSI, CTL or Owner in connection with its remarketing activities, hereunder. Except as specifically provided in
Section 3(c) hereof, Approved Expenses shall be paid or reimbursed to CNSI or CTL solely from Equipment Proceeds, and notwithstanding anything herein to the contrary, Owner shall have no direct, personal, out-of-pocket liability for the payment thereof;

          (b) second, to the payment to Owner of any amounts which have not been paid by a User having leased the Equipment pursuant to a User Lease and which are payable pursuant to a User Lease, immediately prior to its remarketing to a new User hereunder, including, without limitation, (i) all unpaid sums accrued and due to Owner pursuant to such User Lease (including, without limitation, any default interest or late charges), as of the date that Owner first receives any Equipment Proceeds under a sale or lease agreement with such a new User (the "Initial Payment Date") and (ii) an amount equal to the present value of rental payments and other sums which were to become due after the Initial Payment Date during any remaining portion of the initial term of such User Lease which is subject to Early Termination (which amount shall be discounted to present value as of the Initial Payment Date at the discount rate as provided in the remedies section of the applicable User Lease); provided, however, that in the event that Owner subsequently recovers from such prior User any amounts for which Owner has received payment pursuant to (i) and (ii) above, such recovered amounts shall be included as part of the Equipment Proceeds and distributed in accordance with this Section 6. Owner shall use its commercially reasonable efforts to collect all amounts which have not been paid by a User having leased the Equipment pursuant to a User Lease. Owner shall distribute any Equipment Proceeds which it may receive pursuant to this Section 6(b), in such manner as may be required pursuant to the terms and conditions, if any, of any then existing agreement between Owner and CNSI or CTL;

          (c) third, to reimburse Owner for all Approved Expenses incurred in connection with the administration and remarketing of Equipment hereunder;

          (d) fourth, twenty-five percent (25%) of the remainder thereof (the "Net Proceeds") shall be paid to the CNSI or CTL, as applicable, as a remarketing fee (the "Remarketing Fee"), provided that CNSI or CTL, as applicable, shall not be entitled to such Remarketing Fee if this Agreement has been terminated in accordance with Section 7 hereof; and

          (e) fifth, the remaining "Net Proceeds" to the Owner.

          7. Termination.

          This Agreement shall terminate upon the mutual agreement of the parties hereto; provided, however, that Owner shall have the right to earlier terminate this Agreement prior to such date upon notice in writing to CNSI and
CTL:

          (a) If CNSI or CTL shall have breached in any material respect any of its covenants, obligations, and agreements hereunder, if such breach shall be capable of' being cured, such breach shall have continued for thirty (30) days after CNSI or CTL receives a written notice thereof from Owner specifying the nature of the breach; or

          (b) If CNSI or CTL shall:

                    (i) admit in writing its inability to pay or fail to pay its debts generally as they become due;

                    (ii) file a voluntary petition in bankruptcy or a petition to take advantage of any insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement, under any present or future law, statute or regulation or file an answer admitting or failing to deny the material allegations of a petition filed against it in any such proceeding;

                    (iii) make an assignment for the benefit of its creditors;

                    (iv) consent to or acquiesce in the appointment of, or possession by, a receiver, trustee, liquidator or custodian for itself or for the whole or any substantial part of its property;

                    (v) have a petition in bankruptcy or an involuntary petition for reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future law, statute or regulation filed against it, and such proceeding or case shall continue undismissed or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) or more days or an order for relief against such party shall be entered in an involuntary case under any law with respect to bankruptcy, insolvency, liquidation, moratorium, reorganization or similar laws affecting creditors' rights generally; or

                    (vi) cease doing business as a going concern; or

          (c) If a court of competent jurisdiction shall enter an order, judgment or decree appointing, with or without the consent of CNSI or CTL, a custodian for such party or the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of such party under any bankruptcy or insolvency laws or any other state of federal law for the relief of debtors, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof; or

          (d) If, under the provisions of any other law for the relief of debtors, any court of competent jurisdiction or a custodian shall assume custody or control of CNSI or CTL or the whole or any substantial part of its property, with or without the consent of such party, and such custody or control shall not be terminated or stayed within sixty (60) days from the date of assumption of such custody or control; or

          (e) If any material representation by CNSI or CTL under any Operative Agreement (as defined in the Financial Services Agreement) or this Agreement shall have been untrue when made.

          In addition to any right which Owner may have to earlier terminate this Agreement pursuant to (a) through (e) above, Owner shall have the right to earlier terminate this Agreement upon notice in writing to CNSI or CTL if CNSI or CTL shall cease to be actively engaged in the business of remarketing equipment of the type similar to the Equipment or shall transfer or sell all or substantially all of its assets and such transferee or purchaser does not assume CNSI's or CTL's, as applicable, obligations hereunder.

          8. Miscellaneous.

          8.1 Representations and Warranties. Each of the parties hereto represents and warrants to the other that each has the power and authority to execute and to carry out the terms of this Agreement, the execution of which has been duly authorized by all requisite action of such party, and each makes for the benefit of the other the same representations and warranties as to its authority with respect to the subject matter hereof and the validity and enforceability of this Agreement as are made by them in the Financial Services Agreement.

          8.2 Successors and Assigns. The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon, the respective successors, assigns and transferees of either party; provided, however, that neither party hereto may assign this Agreement (by operation of law or otherwise) without prior written consent of the other party which may be withheld in such party's sole discretion.

          8.3 Notices. Any notice, request or other communication to either party by the other hereunder shall be given in writing and shall he deemed given
(i) on the date the same is personally delivered, whether by hand delivery, facsimile transmission or overnight courier with receipt acknowledged or (ii) three (3) days following the date it is mailed by certified mail, return receipt requested, postage prepaid and addressed to the party for which it is intended at the address set forth at the head of this Agreement (or such other address of which notice has been given pursuant to the provisions of this Section 8.3) together with a copy thereof to one additional addressee as may be requested by notice hereunder. The place to which notices or copies of notices are to be given to either party may changed from time to time by such party by written notice to the other party.

          8.4 Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

          8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          8.6 Amendments. This Agreement may be amended or varied only by a document in writing executed by Owner, CNSI and CTL.

          8.7 Relationship of Parties. By their respective actions in connection with this Agreement, the parties hereto do not intend to be and shall not be deemed partners or joint venturers with each other.

          8.8 Indemnification.

          (a) Each of the parties hereto agrees to and hereby does indemnify and protect, defend and hold the other party and its subsidiaries, affiliates, successors, assigns, stockholders or partners, or any of its, or their,


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

directors, officers, agents, employees, stockholders or partners (the "Indemnitee") harmless from and against any and all claims, actions, suits or proceedings of any kind and nature whatsoever, including all damages, liabilities, penalties, costs, expenses and legal fees ("Losses") which such Indemnitee may incur based on, arising out of, connected with or resulting from any breach of or failure to fulfill any of the other party's covenants or agreements set forth in this Agreement.

          (b) In the event any claim for indemnification hereunder arises on account of a claim or action instituted by a third person against an Indemnitee, the Indemnitee shall notify the indemnifying party (the "Indemnitor") in writing promptly after the receipt of notice by the Indemnitee that such claim was made or that such action was commenced, provided, that failure to so notify the Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent such delay or failure resulted in increased Losses otherwise subject to indemnification under this Section 8.8. The Indemnitor shall be entitled to participate in or, at its option, assume the defense of any such claim or action by counsel of its own choosing, and if it assumes such defense, to control and settle the same. If the Indemnitor proposes to enter into a settlement of such a claim pursuant to which the Indemnitee will incur no obligation and will receive a general release of claims from the claimant, the Indemnitee will take all actions and execute all documents necessary to accomplish such settlement; such claims shall not be settled otherwise without the Indemnitee's prior written consent. If the Indemnitor shall only participate in the defense of any such claim or action, the same shall not be settled without its prior written consent (which consent shall not be unreasonably withheld or delayed).



                  [Remainder of page intentionally left blank.]

          8.9 Governing Law and Procedure. This Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of law principles of such state. For purposes of any action or proceeding hereunder, each of the parties hereto expressly submits to the jurisdiction of the federal and state courts located in the State of New York and City of New York, and waives any objection to venue therein, or based on the inconvenience of such forum.


                                              COYOTE LEASING, LLC
                                              Owner

                                              BY:
                                                   ----------------------
                                              ITS:


                                              COYOTE NETWORK SYSTEMS, INC.

                                              BY
                                                   -----------------------
                                              ITS:


                                              COYOTE TECHNOLOGIES, LLC

                                              BY
                                                   -----------------------
                                              ITS:

                                    EXHIBIT A

                          REMARKETING SCHEDULE NO. ___
                             Dated __________, ____

Description of Equipment:


                    Equipment     Model/
  Qty.      Mfg.       Type       Feature        Description        Serial No.
-------  --------   ----------   ---------    ------------------   ------------



Location of Equipment:        ________________________________
                              Name

                              ________________________________
                              Address

                              ________________________________
                              City/State/Zip

                              ________________________________
                              Contact Person/Telephone


                              (Equipment Schedule No. __ dated _______, ___)

Availability Date: __________, ____; or the first day following Termination Date of the User Lease if (i) an Early Termination Option or any similar option has been exercised by the User, or (ii) termination of the User Lease by Owner due to a default or event of default thereunder; in each case, as notified in writing from time to time by Owner to CNSI and CTL.


          This Remarketing Schedule is issued pursuant to the Master Remarketing Agreement dated as of January __, 2000 among CNSI, CTL and Owner and incorporates by reference all of the terms and conditions of that Agreement.

COYOTE NETWORK SYSTEMS, INC.                COYOTE LEASING, LLC

BY:   _______________________               BY:   ___________________________

ITS:  _______________________               ITS:  ___________________________

DATE: _______________________               DATE: ___________________________



COYOTE TECHNOLOGIES, LLC

BY:   _______________________

ITS:  _______________________

DATE: _______________________